Exhibit 32.1

CERTIFICATE PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Network 1 Financial Group, Inc. (the “Company”) on Form 10-Q for the period ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Damon Testaverde, as Chief Executive Officer, Chairman, Vice-President and Principal Executive Officer hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Damon Testaverde
Damon Testaverde
Chief Executive Officer, Chairman and Vice President
(Principal Executive Officer)
February 21, 2011